CAREVIEW COMMUNICATIONS, INC. 8-K

EXHIBIT 10.46

TRANCHE THREE TERM NOTE

$______________	New York, New York

February 6, 2020

FOR VALUE RECEIVED, the undersigned, CAREVIEW COMMUNICATIONS, INC., a Texas corporation (the “Borrower”), hereby unconditionally promises to pay to                         , an individual (a “Tranche Three Lender”), at the address specified in the Credit Agreement (as hereinafter defined; each capitalized term used and not otherwise defined herein having the meaning assigned to it in the Credit Agreement) in lawful money of the United States and in immediately available funds, the unpaid amount of the Obligations relating to the Tranche Three Loan outstanding under the Credit Agreement. Amounts evidenced hereby shall be paid in the amounts and on the dates specified in Section 2 of the Credit Agreement. Any principal amount of this Note prepaid or repaid may not be reborrowed. The outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be due and payable on the Tranche Three Maturity Date.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, CareView Communications, Inc., a Nevada corporation and the direct parent of the Borrower (“Holdings”), PDL Investment Holdings, LLC (as assignee of PDL BioPharma, Inc.), a Delaware limited liability company, as Lender and as Agent, and any other entities from time to time party thereto and (b) is subject to the provisions of the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof. Borrower acknowledges and agrees that Lender, as Agent, may exercise all rights provided in the Loan Documents with respect to this Note.

Upon the occurrence and during the continuance of any one or more of the Events of Default, all Obligations under the Credit Agreement as evidenced by this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE CREDIT AGREEMENT.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law).

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

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